Par Petroleum Corporation Announces First Quarter 2015 Results

•	Net Income of $0.5 million, or $0.01 per diluted share compared to net loss of $14.6 million, or $(0.48) per share in the first quarter 2014

•	Adjusted Net Income of $11.7 million, or $0.31 per diluted share compared to a net loss of $15.9 million, or $(0.52) per share in the first quarter 2014

•	Adjusted EBITDA of $22.4 million compared to a loss of $9.1 million in the first quarter 2014

HOUSTON, May 10, 2015 – Par Petroleum Corporation (NYSE MKT: PARR) today reported first quarter 2015 net income of $0.5 million, or $0.01 per diluted share, compared to net loss of $14.6 million, or $0.48 per share in the first quarter of 2014. First quarter 2015 net income included a $10.0 million negative impact from the contingent consideration under the Tesoro agreement and revaluation of common stock warrants, compared to a gain of $4.0 million for the first quarter of 2014. Adjusted EBITDA for the first quarter was $22.4 million compared to an Adjusted EBITDA loss of $9.1 million for the first quarter of 2014.

“Increased on-island sales volume and refinery throughput have supported another positive quarter for Par Petroleum, with Adjusted EBITDA of $22.4 million. Progress continues across the board to optimize our operations, integrate the Mid Pac business and position Par for additional growth” noted Joseph Israel, Par Petroleum’s President and CEO.

Refinery operating margin was $52.3 million for the first quarter of 2015 compared to $19.1 million for the same period in 2014. For the quarter, improved Singapore and West Coast products markets generated a $9.09 per barrel 4-1-2-1 Mid Pacific crack spread, $2.25 per barrel more favorable than the first quarter of 2014 average and $0.87 per barrel more favorable than the fourth quarter of 2014. Retail fuel sales volume increased 7% to 12.2 million gallons in the first quarter of 2015 from 11.3 million gallons in the first quarter of 2014.

“Market conditions continue to be favorable in the second quarter and refinery throughput is expected to push toward the 80 Mbpd level” said Israel.

For the first quarter of 2015, net cash provided by operations totaled $86.8 million and $27.2 million of debt was repaid.  As of March 31, 2015, Par’s cash balance totaled $124.3 million, debt totaled $112.5 million and total liquidity was $206.3 million.

Conference Call Information

A conference call is scheduled for Monday, May 11, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Petroleum call. The webcast may be accessed online through the company's website at http://www.ppetrol.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available through May 25, 2015 and may be accessible by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13602457#. A webcast archive will also be available at http://www.ppetrol.com shortly after the call and will be accessible for approximately 90 days.

About Par Petroleum

Par Petroleum Corporation, headquartered in Houston, Texas, is a growth-oriented integrated refiner and marketer of petroleum products. Par, through its subsidiaries, owns and operates a 94,000 bpd refinery with related logistics and retail network in Hawaii. Par also transports, markets and distributes crude oil from the Western U.S. and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii. In addition, Par owns 34% of Piceance Energy, LLC, which has natural gas production and reserves located in the Piceance Basin of Colorado. Par's charter contains restrictions that prohibit parties from acquiring 5% or more of Par's common stock without the company's prior consent.
For more information, visit http://www.ppetrol.com.

Forward-Looking Statements

This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements, including statements about expected market conditions and refinery throughput, are subject to certain risks, trends and uncertainties. Among those risks, trends and uncertainties are the volatility of crude oil and refined product prices; operating disruptions at the refinery resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par cannot assure that the assumptions upon which these forward-looking statements are based will prove to have been correct. Par does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Important risk factors that may affect the Company's business, results of operations and financial position are discussed in our most recently filed Annual Report on Form 10-K and other SEC filings.
Contact:
Christine Thorp
Director, Investor Relations
(832) 916-3396
cthorp@ppetrol.com

Consolidated Statement of Operations
(In thousands)

	Three Months Ended March 31,
	2015	2014
Revenues
Refining and distribution revenues	$473,572	$670,043
Retail revenues	46,719	51,831
Commodity marketing and logistics revenues	22,844	19,795
Natural gas and oil revenues	476	1,577
Total operating revenues	543,611	743,246
Operating expenses
Cost of revenues	477,506	713,084
Operating expense, excluding depreciation, depletion and amortization expense	32,280	33,094
Lease operating expense	1,531	1,024
Depreciation, depletion and amortization	3,251	3,061
General and administrative expense	10,125	4,934
Acquisition and integration expense	1,061	2,851
Total operating expenses	525,754	758,048
Operating income (loss)	17,857	(14,802)
Other income (expense)
Interest expense and financing costs, net	(5,557)	(3,507)
Other income (expense), net	4	(45)
Change in value of common stock warrants	(5,022)	1,577
Change in value of contingent consideration	(4,929)	2,465
Equity losses from Piceance Energy, LLC	(1,826)	(221)
Total other income (expense), net	(17,330)	269
Income (loss) before income taxes	527	(14,533)
Income tax expense	(65)	(35)
Net income (loss)	$462	$(14,568)

Consolidated Adjusted Net Income (Loss) and Adjusted EBITDA
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$462	$(14,568)
Adjustments to Net income:
Unrealized loss (gain) on derivatives	2,406	(149)
Lower of cost or market adjustment	(2,179)	—
Acquisition and integration expense	1,061	2,851
Change in value of common stock warrants	5,022	(1,577)
Change in value of contingent consideration	4,929	(2,465)
(Gain) loss on sale of assets	—	—
Adjusted Net Income (loss)	$11,701	$(15,908)
Depreciation, depletion and amortization	3,251	3,061
Interest expense and financing costs, net	5,557	3,507
Equity losses from Piceance Energy, LLC	1,826	221
Income tax expense	65	35
Adjusted EBITDA	$22,400	$(9,084)

Weighted average number of shares outstanding:
Basic	37,188	30,385
Diluted	37,381	30,385

Income (loss) per share
Basic	$0.01	$(0.48)
Diluted	$0.01	$(0.48)

Adjusted Net Income (Loss) per share
Basic	$0.31	$(0.52)
Diluted	$0.31	$(0.52)

Balance Sheet Data
(In thousands)

	March 31, 2015	December 31, 2014
Balance Sheet Data
Cash and cash equivalents	$124,305	$89,210
Working capital (1)	$25,883	$89,873
Debt, including current portion	$112,499	$136,610
Total stockholders' equity	$294,065	$292,159
______________
(1) Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics

The following table summarizes certain operational data:

	Three Months Ended March 31,
	2015	2014
Refining and Distribution Segment
Total Crude Oil Throughput (Mbpd)	74.8	67.0
Source of Crude Oil:
North America	45.9%	52.3%
Latin America	13.1%	29.4%
Africa	11.4%	0.3%
Russia	20.9%	5.2%
Middle East	8.7%	12.8%
Total	100.0%	100.0%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	27.1%	23.7%
Distillate	44.5%	37.7%
Fuel oils	21.0%	33.4%
Other products	4.5%	2.3%
Total Yield	97.1%	97.1%

Refined product sales volume (Mbpd)
On-island sales volume	60.4	50.2
Exports sale volume	21.7	16.3
Total refined product sales volume	82.1	66.5

4-1-2-1 Mid Pacific Crack Spread (1)	$9.09	$6.84
Mid Pacific Crude Differential (2)	$(2.42)	$(0.69)
Gross refining margin (in millions)	$52.3	$19.1
Gross refining margin per bbl ($/throughput bbl) (3)	$7.77	$3.17
Production costs before DD&A expense per barrel ($/throughput bbl) (4)	$4.12	$4.53
Net operating margin per bbl ($/throughput bbl) (5)	$3.65	$(1.36)

Retail Segment
Retail sales volumes (thousands of gallons)	12,166	11,336
(1) Calculated using a ratio of 80% Singapore and 20% San Francisco indexes.
(2) Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality.
(3) Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.

(4) Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.
(5) Gross refining margin less production costs before DD&A expense.
Reconciliation of Non-GAAP Measures
Gross Margin
Below is a reconciliation of Operating income (loss) as presented in accordance with United States generally accepted accounting principles (GAAP) to Gross Margin as required under Regulation G of the Securities and Exchange Act of 1934:

	Three Months Ended March 31,
	2015	2014
Gross Margin
Refining and distribution	$52,302	$19,127
Retail	13,289	7,863
Commodity marketing and logistics	38	1,630
Natural gas and oil	476	1,542
Total gross margin	66,105	30,162
Operating expense, excluding depreciation, depletion, and amortization expense	32,280	33,094
Lease operating expense	1,531	1,024
Depreciation, depletion, and amortization	3,251	3,061
General and administrative expense	10,125	4,934
Acquisition and integration costs	1,061	2,851
Total operating expenses	48,248	44,964
Operating income (loss)	$17,857	$(14,802)
Gross margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin presented by other companies may not be comparable to our presentation since each company may define this term differently.

Adjusted Net Income (Loss) and Adjusted EBITDA
Below is a reconciliation of Net income (loss) as presented in accordance with GAAP to Adjusted Net Income (Loss) and Adjusted EBITDA (non-GAAP financial measures) as required under Regulation G of the Securities and Exchange Act of 1934:

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA	$22,400	$(9,084)
Income tax expense	(65)	(35)
Equity losses from Piceance Energy, LLC	(1,826)	(221)
Interest expense and financing costs, net	(5,557)	(3,507)
Depreciation, depletion and amortization	(3,251)	(3,061)
Adjusted Net Income (loss)	11,701	(15,908)
Change in value of contingent consideration	(4,929)	2,465
Change in value of common stock warrants	(5,022)	1,577
Acquisition and integration expense	(1,061)	(2,851)
Lower of cost or market adjustment	2,179	—
Unrealized (loss) gain on derivatives	(2,406)	149
Net income (loss)	$462	$(14,568)
Adjusted EBITDA and Adjusted Net Income (Loss) should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe Adjusted EBITDA and Adjusted Net Income (Loss) are useful supplemental financial measures to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools and should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income (Loss) exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA and Adjusted Net Income (Loss) as analytical tools include:

•	Adjusted EBITDA does not reflect the company's current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, the company's debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted Net Income (Loss) excludes certain charges that are likely to recur in the future; and

•	Other companies may calculate Adjusted EBITDA and Adjusted Net Income (Loss) differently than we do, limiting its usefulness as a comparative measure.